UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 4, 2011, Tenet Healthcare Corporation (the “Company”) issued a press release announcing that it had commenced a private offering of senior secured notes due 2018. Also on November 4, 2011, the Company issued a press release announcing the pricing of its private offering of senior secured notes due 2018 and an increase in the total aggregate principal amount from $750 million to $900 million. Copies of the two press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description

99.1	Press release issued on November 4, 2011 announcing the commencement of a private offering of senior secured notes due 2018.

99.2	Press release issued on November 4, 2011 announcing the upsizing and pricing of a private offering of senior secured notes due 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION,

Date: November 7, 2011	By:	/s/ Gary Ruff
Name: Gary Ruff
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on November 4, 2011 announcing the commencement of a private offering of senior secured notes due 2018.

99.2	Press release issued on November 4, 2011 announcing the upsizing and pricing of a private offering of senior secured notes due 2018.